Exhibit 10.10

25 February 2021

BABYLON HOLDINGS LIMITED

as Lender

- and -

OCORIAN TRUSTEES (JERSEY) LIMITED

trustee of

BABYLON HOLDINGS EMPLOYEE BENEFIT TRUST

as Borrower

LOAN AGREEMENT

COOLEY (UK) LLP, DASHWOOD, 69 OLD BROAD STREET, LONDON EC2M 1QS, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

THIS AGREEMENT (this “Agreement”) is made on 25 February 2021 between the following parties:

A.	BABYLON HOLDINGS LIMITED, a company incorporated in Jersey with registered number 115471 whose registered office is at 31 Esplanade, St Helier, Jersey, JE2 3qa (the “Lender”); and

B.

OCORIAN TRUSTEES (JERSEY) LIMITED, (as trustee of the Babylon Holdings Employee Benefit Trust (the “EBT”) a company incorporated in Jersey with registered number 6564whose registered office is at 26 New Street, St Helier, Jersey, JE2 3RA, Channel Islands) (the “Borrower”).

WHEREAS:

The Lender has agreed to make available a loan facility (the “Facility”) to the Borrower, pursuant to the terms set out in this Agreement.

1.	AMOUNT AND PURPOSE

1.1

Subject to the terms of this Agreement, the Lender shall lend and the Borrower shall borrow such amounts as the Lender may from time to time, in its sole discretion, agree to lend (being, a “Loan Amount”) to the Borrower. Any Loan Amount(s) advanced to the Trustee shall be governed by the terms of this Agreement.

1.2	The Borrower shall apply Loan Amounts so borrowed in order to fund the acquisition of shares in the capital of the Company at such times as it thinks fit.

2.	AVAILABILITY

2.1	The Facility shall be available for drawdown in one or more tranches at any time that may be agreed by the Lender.

2.2	Any part of the Facility which has not been drawn down by the close of business on the 10th anniversary of the date of this Agreement shall be automatically cancelled at that time.

3.	INTEREST

Interest will not accrue on amounts outstanding under the Facility.

4.	REPAYMENT

The Facility shall be repayable on demand. The Borrower shall make all repayments hereunder in USD (unless otherwise agreed by the parties to this Agreement) and free and clear of and without deductions of or withholding of any taxes or any other fees whatsoever present or future, except as may be required by law.

5.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Agreement.

6.	WARRANTIES

The Borrower represents and warrants to the Lender that:

(a)

this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms and the entry into and performance (including any application of proceeds of sums drawn down under the Facility) of this Agreement and the transactions contemplated hereby do not and will not conflict with (i) any law or regulations applicable to the Borrower, or (ii) the constitutional documents of the Borrower, or (iii) any agreement or document to which the Borrower is a party or which is binding upon it or any of its assets; and

(b)

all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated hereby have been obtained or effected and are in full force and effect.

7.	EVENTS OF DEFAULT

If any of the following events occur, that is to say:

(a)

the Borrower fails to comply with any other provision of this Agreement and if such non-compliance is capable of remedy within 21 days, the Borrower does not remedy the same within 21 days of being required to do so by the Lender;

(b)

any representations, warranty or statement made or repeated in, or in connection with, this Agreement or in any accounts, certificate, statement or opinion delivered by or on behalf of the Borrower hereunder or in connection herewith is incorrect in any material respect when made or deemed to be repeated;

(c)	a receiver or similar officer is appointed in respect of the Borrower or in respect of all or any substantial part of its assets;

(d)	the Borrower becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law; or

(e)	any distress, execution, attachment or other process affects any asset of the Borrower and is not discharged within 14 days;

the Lender may, by giving written notice to the Borrower, cancel the Facility and demand immediate repayment of the Facility together with all interest thereon and other costs payable hereunder.

8.	LIMITATION ON RECOVERY FROM THE BORROWER

8.1

Notwithstanding anything herein contained the amount which may be recovered from the Borrower hereunder shall at all times be limited to the value for the time being of the assets for the time being comprised in the trust fund of the EBT (the “Trust Fund”) less the liabilities for the time being properly payable from the said assets and so that for the purposes of this clause the Trust Fund shall not include any property which shall be held by the Borrower but which shall have been appointed to any beneficiary of the EBT or otherwise allocated to any beneficiary of the EBT to satisfy any option or other right issued to such beneficiary of the EBT by the Borrower and that no recourse shall be had to the assets of the Borrower held either as trustee or co-trustee of a trust other than the EBT or as nominee or as owner in its capacity or in any other way whatsoever and in particular but without prejudice to the generality of the foregoing the Lender shall not have recourse to shares over which an option has been validly granted to any beneficiary pursuant to any share scheme for the benefit of employees and not yet exercised under the rules of the said schemes or pursuant to the terms of the said option.

8.2

For the purposes of this clause 8, references to a beneficiary shall include references to his or her heirs and to any other person to whom the shares or the proceeds for sale thereof or any property representing the same has been legally and validly transferred.

9.	COUNTERPARTS

This Agreement may be executed in any number of copies which taken together shall constitute the same Agreement.

10.	GOVERNING LAW

This Agreement (and any non-contractual obligations arising out of or in connection with it) shall be governed and construed in accordance with the laws of England and Wales.

11.	ASSIGNMENT

The Borrower may assign, novate or otherwise transfer any of its rights and/or obligations under this Agreement.

SIGNATORIES
THE LENDER	)
)
Signed by Ali Parsadoust	)	/s/ Ali Parsadoust
for and on behalf of	)
BABYLON HOLDINGS LIMITED	)

THE BORROWER	)
)
Signed by	)
OCORIAN TRUSTEES (JERSEY) LIMITED	)
as trustee of the	)
Babylon Holdings Employee Benefit Trust	)
acting by two authorised signatories	)

Authorised Signatory:		/s/ Patrick Jones

Authorised Signatory:		/s/ Paul Jeanne

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